                                                                    EXHIBIT 10.2

                                  VIASITE INC.

                                   STOCK PLAN
         (AS ADOPTED AS OF NOVEMBER 23, 1999 BY THE BOARD OF DIRECTORS)

         1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.. Options and Stock Purchase Rights may be granted under the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

                  (b) "Affiliate" means a corporation which is in control of, is controlled by, or is under common control with the Company.

                  (c) "Applicable Laws" means the requirements relating to the administration of stock option plans under laws of the Province of Quebec and laws of Canada applicable therein, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

                  (d)      "Board" means the Board of Directors of the Company.

                  (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

                  (f) "Common Stock" means the class A common shares of the Company.

                  (g) "Companies Act" means the Companies Act (Quebec), as amended.

                  (h)      "Company" means ViaSite Inc., a company governed by
Part 1A of the Companies Act (Quebec).

                  (i) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

                  (j) "Control" or "Controlled" means the control exercised over a corporation, whether by a sole person or by a group of persons, by the direct or indirect holding, as owner or other beneficiary (other than under an unrealized security interest), of securities of such person or entity carrying more than 50% of the maximum possible number of vote the may be cast for the election or appointment of the directors of such corporation.

                  (k) "Director" means a member of the Board of Directors of the Company.

                  (l) "Disability" means total and permanent disability as defined in the group disability insurance policy of the Company, its Parent or any Subsidiary, as the case may be, or in the absence of such insurance policy, as defined by the Administrator.

                  (m) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.

                  (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i)      If the Common Stock is listed on any
established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii)     If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

                           (iii)    In the absence of an established market for
the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                  (o) "Officer" means a person who is an officer of the Company, its Parent or any Subsidiary within the meaning of Section 5 of the Securities Act and the rules and regulations promulgated thereunder.

                  (p) "Option" means a stock option granted pursuant to the Plan.

                  (q) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                  (r) "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

                  (s) "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

                  (t) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

                  (u) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 123.1 of the Companies Act.

                  (v)      "Plan" means this Stock Plan.

                  (w) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

                  (x) "Securities Act" means the Securities Act (Quebec), as amended.

                  (y) "Service Provider" means an Employee, Director or Consultant.

                  (z) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 below.

                  (aa) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 11 below.

                  (bb) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 123.1 of the Companies Act.

         3.       Stock Subject to the Plan. Subject to the provisions of
Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 2,332,257 Shares. The Shares may be authorized but unissued Common Stock.

                  If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

         4.       Administration of the Plan.

                  (a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

                  (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

                           (i)      to determine the Fair Market Value;

                           (ii)     to select the Service Providers to whom
Options and Stock Purchase Rights may from time to time be granted hereunder;

                           (iii)    to determine the number of Shares to be
covered by each such award granted hereunder;

                           (iv)     to approve forms of agreement for use under
the Plan;

                           (v)      to determine the terms and conditions of any
Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                           (vi)     to determine whether and under what
circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

                           (vii)    to reduce the exercise price of any Option
to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

                           (viii)   to initiate an Option Exchange Program;

                           (ix)     to prescribe, amend and rescind rules and
regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                           (x)      to allow Optionees to satisfy withholding
tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

                           (xi)     to construe and interpret the terms of the
Plan and awards granted pursuant to the Plan.

                  (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

         5.       Eligibility.

                  (a) Options and Stock Purchase Rights may be granted to Service Providers.

                  (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

         6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

         7. Term of Option. Subject to Applicable Law, the term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

         8.       Option Exercise Price and Consideration.

                  (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                           (i)      In the case of an Option

                                    (1)      granted to an Employee who, at the
time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                    (2)      granted to any other Employee, the
per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                           (ii)     In the case of an Option

                                    (1)      granted to a Service Provider who,
at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                    (2)      granted to any other Service
Provider, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                           (iii)    Notwithstanding the foregoing, Options may
be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

                  (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator, in accordance with Applicable Law. Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         9.       Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Except in the case of Options granted to Officers, Directors and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted. Unless the Administrator provides otherwise, vesting of Options granted hereunder to Officers and Directors shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                           An Option shall be deemed exercised when the Company
receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

                           Exercise of an Option in any manner shall result in a
decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for forty-five (45) days following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         10. Non-Transferability of Options and Stock Purchase Rights.The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11.      Stock Purchase Rights.

                  (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The terms of the offer shall comply in all respects with Applicable Law. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

                  (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine. Except with respect to Shares purchased by Officers, Directors and Consultants, the repurchase option shall in no case lapse at a rate of less than 20% per year over five (5) years from the date of purchase.

                  (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

                  (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

         12.      Adjustments Upon Changes in Capitalization, Merger or Asset
Sale.

                  (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

                  (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

                  (d) Reorganization. The Company may, at any time, undertake a reorganization with any Affiliate, under which each outstanding Option and Stock Purchase Right shall be assumed by such Affiliate or an equivalent option or right substituted by such Affiliate under its own stock plan. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed or substituted if, following the reorganization, the option or right so assumed or substituted confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock

Purchase Right immediately prior to the reorganization, the same number and class of stock of the Affiliate the holders of Common Stock have received or may receive in the future (pursuant to an exchange or other similar transaction), as the case may be, under the terms and conditions of the reorganization, for each Share held by them on the effective date of the reorganization.

         13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

         14.      Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

                  (b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

                  (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

         15.      Conditions Upon Issuance of Shares.

         (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         18. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

         19. Information to Optionees and Purchasers. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.